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                                              EXHIBIT 4(a)

          AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT


          Amendment, dated as of April 15, 1999, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (the "Agent").


          WHEREAS, the Company, the Banks and the Agent have entered into a Revolving Credit Agreement dated as of May 24, 1994 (as amended prior to the date hereof, the "Agreement"), and desire to amend the Agreement in the manner and to the extent herein provided.


          NOW THEREFORE, the Company, the Majority Banks, and the Agent agree as follows:


          1. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          2.             The Company and the Majority Banks
     agree that, as of the date hereof, the following changes will be made to the Agreement:

             (a) Section 4.01(f) of the Agreement is hereby deleted in is entirety.

             (b) The references to "Section 4.02" contained in Section 4.01(c) of the Agreement are hereby replaced by references to "Section 4.01".

             (c) The following new subsection (g) is hereby added to Section 3.01 of the Agreement following subsection (f) thereof:

                "(g) Year 2000 Matters.  Any programming
            required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year
            2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Company or any of its subsidiaries, and the testing of all such systems and other equipment as so reprogrammed, will be completed by September 30, 1999, except to the extent that the failure to do so would not reasonably be expected to cause a material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis. The costs of the Company and its subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing are not expected to result in a material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis."

          3. Representations and Warranties. The Company hereby represents and warrants to the Banks as of the date hereof that:

             (a)    the representations and warranties
          contained in Section 3.01 of the Agreement are true and accurate on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

             (b) no event has occurred and is continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

             (c)    the Company is in compliance with all
          the terms, covenants and conditions of the Agreement which are binding upon it.

          4.                  Except as amended hereby, the
     Agreement shall continue in full force and effect.

          5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Company and the Majority Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              ANADARKO PETROLEUM
                                   CORPORATION


                              By:_______________________________
                                   Name:  Albert L. Richey
                                   Title:  Vice President and
                                            Treasurer



                              THE CHASE MANHATTAN BANK,
                                   as Agent and as a Bank


                              By:_______________________________
                              Name:
                              Title:



                              MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK


                              By:_______________________________
                              Name:
                              Title:



                              NATIONSBANK OF TEXAS, N.A.


                              By:_______________________________
                              Name:
                              Title:



                              BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS
                                    ASSOCIATION


                              By:_______________________________
                              Name:
                              Title:



                              CITIBANK, N.A.


                              By:_______________________________
                              Name:
                              Title:



                              THE FIRST NATIONAL BANK
                                 OF CHICAGO


                              By:_______________________________
                              Name:
                              Title:



                              MELLON BANK, N.A.


                              By:_______________________________
                              Name:
                              Title:



                              UNION BANK OF SWITZERLAND


                              By:_______________________________
                              Name:
                              Title:



                              BANK OF MONTREAL


                              By:_______________________________
                              Name:
                              Title:



                              THE CHASE MANHATTAN BANK,
                                 as Agent


                              By:_______________________________
                              Name:
                              Title: